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                                                                       EXHIBIT 3

                         PLEDGE AND SECURITY AGREEMENT
                         -----------------------------

     THIS PLEDGE AND SECURITY AGREEMENT (the "Agreement"), given as of this 16th day of October 1995, by Jalak Investments B.V. i.o., a corporation organized or to be organized under the laws of The Netherlands ("Pledgor") in favor of QMS, Inc., a Delaware corporation ("QMS"),


                             W I T N E S S E T H :

     WHEREAS, Pledgor has entered into a Share Transfer Agreement dated October __, 1995 (the "Agreement") to purchase all of the issued and outstanding shares of QMS Europe B.V. ("QMS Europe") and QMS Australia PTY Ltd. ("QMS Australia") (collectively, the "Shares") from QMS; and

     WHEREAS, in connection with the sale of the Shares, QMS Europe and QMS Australia have paid the intercompany debt owed to QMS in cash and a note in the original principal amount of U.S. $4,000,000 (as the same may be amended, modified, renewed or extended from time to time, the "Note"); and

     WHEREAS, Pledgor has guaranteed to QMS the obligations of QMS Europe and QMS Australia under the Note pursuant to that certain Guaranty and Agreement to Pay from Pledgor dated October __, 1995 (the "Guaranty"); and

     WHEREAS, to secure the due and punctual payment and performance of all obligations and covenants of QMS Europe and QMS Australia under the Note and of Pledgor under the Guaranty (the "Obligations"), Pledgor has agreed to pledge and assign to QMS all of Pledgor's right, title, and interest in and to the Shares;

     NOW, THEREFORE, in consideration of the premises, the direct benefits to be realized by Pledgor from the Agreement, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby covenants and agrees with QMS as follows:

     1.  Security Interest.  Pledgor hereby grants, conveys, and pledges to QMS
         -----------------
a security interest in and security title to all of its right, title, and interest in and to the Shares as security for (a) payment and performance of all Obligations, and (b) all obligations of Pledgor to QMS hereunder. Pledgor has on this date delivered stock certificates representing the Shares or any other deed or instrument of transfer or assignment necessary to effect the transaction contemplated hereby and to secure or perfect to the fullest extent possible under Dutch law QMS' security interest in the Shares to and deposited the same with QMS. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that QMS may reasonably request, in order to perfect and
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protect the security interest granted hereby or to enable QMS to exercise and enforce its rights and remedies hereunder with respect to all or any portion of the Shares.

     2.  Warranties; Covenants.
         ---------------------

     (a) Pledgor hereby warrants and represents to QMS (i) that except for the security interest created hereby, Pledgor owns the Shares free and clear of all liens, charges, and encumbrances, (ii) that the Shares are duly issued, fully paid, and non-assessable, (iii) that Pledgor has the unencumbered and unrestricted right to pledge the Stock, and (iv) that no consent or approval of any governmental or regulatory authority, or of any securities exchange, which has not been obtained was or is necessary to the validity of this pledge.

     (b) Until the termination of this Agreement pursuant to Section 8 hereof,
                                                             ---------
Pledgor covenants that Pledgor will not (i) sell, convey or otherwise dispose of any of the Shares or any interest therein without the prior written consent of QMS (provided, however, that Pledgor may transfer all of the stock of QMS
     --------  -------
Australia to QMS Europe); (ii) incur or permit to be incurred any pledge, lien, charge, or encumbrance or any security interest whatsoever in or with respect to any of the Shares or the proceeds thereof, other than the security interest created hereby and such security interests as to which QMS has given its prior consent in writing; (iii) sell or transfer all or substantially all of the assets of either QMS Australia or QMS Europe or (iv) sell or transfer the stock or all or substantially of the assets of any of its subsidiaries.

     (c) Until the termination of this Agreement pursuant to Section 8 hereof,
                                                             ---------
Pledgor covenants that Pledgor will (i) warrant and defend at its own expense QMS's right, title and special property and security interest in and to the Shares against the claims of any person or entity; and (ii) promptly give notice to QMS of any notices received by Pledgor with respect to the Shares.

     3.  Additional Shares.  In the event that, during the term of this
         -----------------
Agreement:

     (a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of either QMS Australia or QMS Europe (hereinafter referred to as an "Issuer") all new, substituted, and additional shares, or other securities, issued by reason of any such change with respect to the Shares and received by Pledgor or to which Pledgor shall be entitled shall constitute Shares to be held by QMS under the terms of this Agreement;

     (b) any new additional shares or other securities issued by either Issuer and received by Pledgor from the exercise of any options for the same shall constitute Shares to be held by QMS under the terms of this Agreement; and

     (c) any subscriptions, warrants, or any other rights or options shall be issued in connection with the Shares, all new stock or other securities acquired through such

                                       2
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subscriptions, warrants, rights, or options by Pledgor shall be immediately delivered to QMS and shall constitute Shares to be held by QMS under the terms of this Agreement.

     4.  Default.  Upon and after the occurrence of a default by Pledgor with
         -------
respect to payment or performance of the Obligations, or a default by Pledgor under the terms of this Agreement (any of such occurrences being hereinafter referred to as a "Default"), QMS may sell or otherwise dispose of the Shares or any portion of the Shares at a public or private sale or make other commercially reasonable disposition of the Shares or any portion thereof after five (5) days notice to Pledgor, all in accordance with applicable law. QMS may, in its own name, or in the name of a designee or nominee, buy at any public sale the Shares and, if permitted by law, buy the Shares at any private sale thereof. The proceeds of the public or private sale or other disposition shall be applied to the costs incurred in connection with the sale and to the other Obligations, in such order as QMS may determine, and any remaining proceeds shall be paid over to Pledgor or others as provided by law. In the event the proceeds of the sale or other disposition of the Shares are insufficient to pay such expenses, interest, principal of the Obligations, and damages, Pledgor shall remain liable to QMS for any such deficiency. All costs and expenses, including reasonable attorneys' fees and expenses, incurred by QMS in obtaining performance of or in collecting any payments due under this Agreement shall be deemed part of the Obligations hereunder.

     5.  Additional Rights of Secured Party.  In addition to their rights and
         ----------------------------------
privileges under this Agreement, QMS shall have all the rights, powers, and privileges of secured parties under applicable law. All rights of QMS shall be cumulative and not exclusive.

     6.  Pledgor's Obligations Absolute.  The obligations of Pledgor under this
         ------------------------------
Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against other security or liens or encumbrances available to QMS or any of their successors, assigns, or agents. Pledgor hereby waives any right to require that an action be brought against any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of QMS in favor of any other person or entity prior to any exercise of rights or remedies hereunder.

     7.  Voting Rights.
         -------------

     (a) After a Default and for so long as any of the Obligations remain unpaid, (i) QMS may, upon one (1) day's prior written notice to Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Shares, but under no circumstances is QMS obligated by the terms of this Agreement to exercise such rights, and (ii) Pledgor hereby appoint QMS and its designees Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Shares in any manner QMS deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power of attorney granted hereby is coupled with an interest and shall be irrevocable for so long as any of the Obligations remain unpaid.

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     (b) For so long as Pledgor shall have the right to vote the Shares, Pledgor covenants and agrees that it will not, without the prior written consent of QMS, vote or take any consensual action with respect to the Shares which would constitute a Default under or be inconsistent with the terms of this Agreement.

     8.  Termination.  Notwithstanding anything to the contrary contained
         -----------
herein, this Agreement, and the security interest hereunder granted to QMS in the Shares, shall terminate on the date on which all Obligations of Pledgor to QMS under the Note have been fully satisfied.

     9.  General.
         -------

     (a) Time is of the essence of this Agreement. No waiver by QMS of any power or right hereunder or of any Default by Pledgor hereunder shall be binding upon QMS unless in writing signed by QMS. No failure or delay by QMS to exercise any power or right hereunder or binding waiver of any Default hereunder shall operate as a waiver of any other or further exercise of such power or any other Default. This Agreement, together all documents referred to herein, constitute the entire agreement between Pledgor and QMS and may not be modified except by a writing executed by QMS and delivered by QMS to Pledgor.

     (b) If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal, or unenforceable shall be deemed separate, distinct, and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

     (c) All representations and warranties made and given herein by Pledgor shall survive the execution and delivery of this Agreement and shall remain in full force and effect until such time as this Agreement is terminated as provided in Section 8 hereof.
            ---------

     (d) The rights and obligations of the parties hereunder shall inure to the benefit of and bind their respective heirs, executors, administrators, legal representatives, successors, and assigns.

     (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     (f) Regardless of whether a copy of this Agreement is translated into another language, the official version hereof shall be the English version, which shall prevail in all cases. All correspondence and communication between the parties shall be in the English language.

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     (g) All notices and demands required or permitted hereunder or by law shall be in writing or by telegraph and shall be mailed or delivered to the party to whom notice is intended to be given at such address as is specified below, or such other address as shall be subsequently designated in writing by such party to the other party hereto for purposes of notice.

     If to QMS:

     QMS, Inc.
     One Magnum Pass
     Post Office Box 81250
     Mobile, Alabama  USA 36689-1250
     Attn:  Legal Department

     If to Pledgor:

     Jalak Investments B.V. i.o.
     c/o QMS Europe B.V.
     Reactorweg 160
     3542 AD Utrecht
     The Netherlands
     Attn: Peter Van Schaick

     Each such notice or demand shall be deemed effective upon personal delivery or upon the earlier of (i) receipt or (ii) fifteen (15) days after deposit in the U.S. mail, first-class postage, prepaid, certified mail, and addressed as provided above.

     (h) Captions are for reference only and in no way limit the terms of this Agreement.

     (i) All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

     (j) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       5
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     IN WITNESS WHEREOF, Pledgor has executed this Agreement as of the day and year first above first above written.


                              Pledgor:

                              JALAK INVESTMENTS B.V. i.o.


                              By: /s/ P.P. van Schaick
                                  ----------------------

                              Title:  M. D.
                                     -------------------


Accepted and Agreed to:


     QMS, Inc.


     By: /s/ James L. Busby
        -------------------

     Title:   President
             --------------

                                       6
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                               PLEDGING OF SHARES
                               ------------------


          Today, the sixteenth day of October nineteen hundred ninety-five, appeared before me, Mr. Dirk Jan Warmolt Kuiper, Civil Law Notary at Castricum:

          1. Misses Shawn Marie Martin, attorney, born in Syracuse, New York, (United States of America) on the twenty-third of May nineteen hundred sixty-eight, residing in Atlanta, Georgia, 575 Rock Springs Place, American Passport Number 015451613 not married acting for the present purpose as the attorney of QMS INCORPORATED, (a corporation organized under the laws of the state of
----------------
Delaware, United States of America) residing at One Magnum Pass, Mobile Alabama, the United States 36618, hereinafter also to be called: the pledgee; and

          2.  Mister PETRUS PAULUS VAN SCHAICK, ondernemer, born in Amsterdam on
                     -------------------------
the sixth of january nineteen hundred and fifty-five, married and living at 1186 RM Amstelveen, Logger 47, Passport Number 520007C, in this matter acting:

     a. in his capacity of sole manager of the private company with limited liability (under the laws of The Netherlands):

     JALAK INVESTMENTS B.V., residing at Amstelveen, at the address Logger 47,
     ----------------------
     1186 RM Amstelveen, hereinafter also to be called: the pledgor;

     b. in his capacity of sole manager of the private company with limited liability (under the laws of the Netherlands), QMS EUROPE B.V.,
                                                         ---------------
          residing at Utrecht at the address 3542 AD Utrecht, Reactorweg 160, hereinafter also to be called: the Company.

     The appearers, acting in their above-mentioned capacities, declared the following in advance:

     1. Pledgor and pledgee have entered into a guarantee and agreement to pay, of which a copy is attached to this deed, pursuant to which guarantee and agreement to pay pledgor has an obligation towards pledgee with a monetary character with an maximum of four million United States dollars with an additional coverage of one million United States dollars for (accrued) interests an costs.

     2. In the contract mentioned above under 1, the Pledgee and the Pledgor agreed that the Pledgor would establish a first right of pledge on the shares described below for the benefit of the Pledgee, this as further security for the payment of the debt arising from the contract mentioned under 1 together with interest and costs, this irrespective of the number of years in respect of which interest is due.

     3.   The right of pledge shall be established by the present deed.

II.  IMPLEMENTATION

     To implement the above-mentioned contract, the appearers under 1 and 2, acting in their above-mentioned capacities, declared the following:

     A.   Establishment
          -------------

          1. The Pledgor establishes for the benefit of the Pledgee, who hereby accepts, a first right of pledge on the thirty-five shares, each with a nominal value of one-thousand guilders (f.1.000,00), in the capital of the Company, numbered one to thirty-five inclusive, hereinafter to be jointly referred to as:
               "the Shares".

          2. The Shares were acquired by the Pledgor: by delivery, which appears from a deed of transfer, passed on today, before me, Civil law notary.

     B.   Conditions and provisions regarding the establishment of the right of
          ---------------------------------------------------------------------
          pledge
          ------

          1.   The Pledgor guarantees to the Pledgee that:

               a. the Pledgor is authorized to establish the right of pledge as the only party entitled;

               b. no options or other rights exist under which anyone can claim the transfer of one or more of the Shares or of a restricted right on the Shares;

               c. the Shares are free of attachments as well as of any right of security or right of enjoyment of third parties and that no depository receipts have been issued for the Shares, while no one can require that such rights be conferred upon him;

               d.   the Shares have all been paid up in full.

     2.  The costs of this deed shall be for account of the pledgor.

     3. The parties cannot claim that the above-mentioned contract and the present transfer be rescinded.

     4. All that has been agreed upon by the parties in respect of the above-mentioned contract or agreed otherwise in writing shall continue to remain in force insofar as no effect has been given to same in the present deed.

     C.   Conditions for Right of Pledge
          ------------------------------

     As for as the right of pledge established under A is concerned, the appearers declared, acting in their above-mentioned capacities, that the following provisions shall apply:

     a. while the right of pledge exits, the Pledgee shall be entitled to collect the dividends which are paid out in respect of the Shares as well as other payments in cash, such as repayments of share capital and liquidation dividends; the Pledgee shall notify the Company and the Pledgor by registered letter that he will make use of this right. Each net amount received by the Pledgee in respect of such payments shall be considered as a payment to which section 44 paragraph 1 of Book 6 of the Dutch Civil Code shall apply;

     b. bonus shares paid out in respect of the Shares while the right of pledge exists shall fall under the right of pledge and the provisions of the present deed with regard to the Shares originally given in pledge shall apply mutatis mutandis to such bonus shares;

     c. subscription rights which have been conferred in respect of the Shares while the right of pledge exists shall come under the right of pledge. The subscription rights may be exercised or converted into cash, at the Pledgor's option. To the extent that they are exercised, the provisions under b. shall apply to any shares thus acquired. To the extent that they are converted into cash, the provision under a. shall apply to the proceeds. If this results in payment being made too early, the Pledgee shall reimburse the Pledgor for the loss of interest incurred by the latter, this on the basis of the interest payable by the Pledgor;

     d. as far as stock dividends and optional dividends are concerned, the provisions above under b. and c. shall apply mutatis mutandis;

     e. the Pledgor shall have the right to vote on the Shares while the right of pledge exists.

     f. the Pledgee shall not have the rights which are conferred by law upon holders of depositary receipts issued for shares with the cooperation of a company;

     g. if the Pledgor is in default in paying that for which the right of pledge serves as security, the Pledgee shall be entitled to sell the Shares forthwith, and without the intervention of the court being required, in accordance with section 248 of Book 3 of the Dutch Civil Code, this without prejudice to the provisions of section 251 of Book 3 of the Dutch Civil Code. The transfer restrictions contained in the articles of association of the Company shall apply to the alienation and transfer of the Shares by the Pledgee or to the Shares remaining in the Pledgee, on the understanding that the Pledgee shall exercise all the rights in respect of the alienation and transfer which the Pledgor has as well as performing the latter's obligations;

h. without prejudice to the provisions of section 81 of Book 3 of the Dutch Civil Code, the right of pledge shall be extinguished:

          1. upon renunciation by a written statement from the Pledgee to the Pledgor;

          2. by abandonment as laid down in section 258 of Book 3 of the Dutch Civil Code and the recording of such abandonment by means of a notarial deed;

          3. if and as soon as the Pledgor has paid to the Pledgee all that for which the right of pledge serves as security;

     Each of the parties shall be entitled to notify the Company of the extinction of the right of pledge while submitting the relevant documentary evidence.


III. STATEMENTS BY THE COMPANY

     The appearer under 2.b, acting as mentioned above, declared:

     1.   Articles of Association
          -----------------------

          The Articles of Association of the Company are worded as they were last adopted by Deed, passed before on the seventh of August nineteen hundred ninety-one. A copy of that deed will be attached to the present deed.

     2.   Other provisions
          ----------------

          The Company has taken note of the conditions on which the right of pledge has been established and shall co-operate in the implementation thereof.

     3.   Acknowledgement by the Company
          ------------------------------

          The Company acknowledges the above pledging of the Shares.

IV.  POWERS OF ATTORNEY

     The power of attorney of the appearer under 1 appears from one private instrument, which is attached to a deed of transfer, which deed of transfer has also been passed today before me, the notary. The existence of the power of attorney has been sufficiently shown to me, the notary. The appearers are known to me, the notary, and the identity of the appearers has been determined by me, the notary, by means of the above-mentioned documents, intended for this purpose.

     WHEREOF A DEED was prepared, the original of which was passed in CASTRICM on the date stated in the heading of this deed. After stating the substance of this deed to the appearers they unanimously declared that they had taken note of the contents of this deed and did not wish it to be read out in full.

     Subsequently this deed was signed by the appearers and me, the notary, immediately after a limited reading-out. (Signed by): S. M. Martin, P.P. van Schaick, D.J.W. Kuiper.